EXHIBIT A
                                                   16TH RULE 24 CERTIFICATE
                                                   FILE NO. 70-7833

                       NATIONAL FUEL RESOURCES, INC.
                              INCOME STATEMENT
                                (Unaudited)

                                            Three Months      Twelve Months
                                                Ended             Ended
                                            December 1995     December 1995

Operating Revenues:
     Gas - Retail                            $ 9,579,020      $  8,374,874
     Gas - Wholesale                             797,647
     Other                                      (26,099)           310,203
                                             ____________      ____________
                                             $10,350,568       $41,440,356

Operating Expenses:
     Purchase Gas                              9,456,836        37,298,982
     General and Administrative                  389,770         1,823,827
     Depletion, Depreciation and Amortization      3,245            11,315
     Franchise and Other Taxes                    50,456            94,268
                                             ____________      ____________
                                             $ 9,900,307       $39,228,392

Operating Income                             $   450,261       $ 2,211,964
                                             ____________      ____________

Interest Income                                   69,886           323,571
Interest Expense                                   3,053            19,034
Amortization and Misc Deductions                (36,872)          (36,481)
                                             ____________      ____________
                                             $   103,705       $   341,018

Net Income Before Tax                        $   553,966       $ 2,552,982
                                             ____________      ____________

Income Taxes:
     Federal                                     220,476         1,284,022
     State                                        18,896           202,872
     Deferred                                   (34,434)         (495,880)
                                             ____________      ____________
                                             $   204,938       $   991,014

Net Income                                   $   349,028       $ 1,561,968
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